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                               CLN HOLDINGS INC.
                    (FORMERLY KNOWN AS COLEMAN ESCROW CORP.)
                                      AND
                         COLEMAN WORLDWIDE CORPORATION,
                                  AS GUARANTOR

OFFER FOR ALL OUTSTANDING SENIOR SECURED FIRST PRIORITY DISCOUNT NOTES DUE 2001
  IN EXCHANGE FOR SENIOR SECURED FIRST PRIORITY DISCOUNT EXCHANGE NOTES DUE
      2001 AND OFFER FOR ALL OUTSTANDING SENIOR SECURED SECOND PRIORITY
            DISCOUNT NOTES DUE 2001 IN EXCHANGE FOR SENIOR SECURED
                 SECOND PRIORITY DISCOUNT EXCHANGE NOTES DUE 2001


TO: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:


     CLN Holdings Inc., formerly known as Coleman Escrow Corp., (the 'Company') is offering, and Coleman Worldwide Corporation is guaranteeing, upon and subject
to the terms and conditions set forth in the Prospectus, dated September   ,
1997 (the 'Prospectus'), and the enclosed Letter of Transmittal (the 'Letter of Transmittal'), to exchange (the 'Exchange Offer') the Company's Senior Secured First Priority Discount Exchange Notes due 2001 and Senior Secured Second Priority Discount Exchange Notes due 2001, which have been registered under the Securities Act of 1933, as amended, for the Company's outstanding Senior Secured First Priority Discount Notes due 2001 (the 'Old First Priority Notes') and Senior Secured Second Priority Discount Notes due 2001 (the 'Old Second Priority Notes,' together with the Old First Priority Notes, the 'Old Notes'), respectively. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated May 20, 1997, by and among the Company and the initial purchasers referred to therein.


     We are requesting that you contact your clients for whom you hold Old First Priority Notes or Old Second Priority Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old First Priority Notes or Old Second Priority Notes registered in your name or in the name of your nominee, or who hold Old First Priority Notes or Old Second Priority Notes registered in their own names, we are enclosing the following documents:


          1.  Prospectus dated September   , 1997;


          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old First Priority Notes or Old Second Priority Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold Old First Priority Notes or Old Second Priority Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON          ,                   , 1997, UNLESS
EXTENDED BY THE COMPANY (THE 'EXPIRATION DATE'). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

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     If holders of Old First Priority Notes or Old Second Priority Notes wish to tender, but it is impracticable for them to forward their certificates for Old First Priority Notes or Old Second Priority Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under 'The Exchange Offer--Guaranteed Delivery Procedures.'

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old First Priority Notes or Old Second Priority Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to First Trust National Association, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,


                                          CLN HOLDINGS INC.
                                          COLEMAN WORLDWIDE CORPORATION


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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